Exhibit 99.2
CONSENT OF COWEN AND COMPANY, LLC
     We hereby consent to the inclusion of our opinion letter, dated November 17, 2008, to the Board of Directors of NitroMed, Inc. (the “Company”) regarding the proposed merger between the Company and Archemix Corp. (“Archemix”) in the Proxy Statement/Prospectus that forms a part of the Company’s Registration Statement on Form S-4 to which this consent is filed as an exhibit (the “Registration Statement”) and to the reference in the Registration Statement to our firm and to our opinion under the headings “Summary—Opinion of NitroMed’s Financial Advisor,” “The Merger—Background of the Merger—NitroMed’s Background of the Merger,” “The Merger—Background of the Merger—Archemix’s Background of the Merger,” “The Merger—Reasons for the Merger—NitroMed’s Reasons for the Merger” and “Opinion of NitroMed’s Financial Advisor Cowen and Company, LLC.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, or that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Date: December 18, 2008
/s/ Cowen and Company, LLC
COWEN AND COMPANY, LLC